May 2, 2005

     VIA FACSIMILE #318-995-0708 & U.S. MAIL


Mr. Joesph Lanza, President
SHWJ Oil & Gas, Inc.
P.O. Box 458
Oil City, Louisiana 71061

Re:  Petrol Industries Transaction

Dear Mr. Lanza:

        In connection with SHWJ Oil & Gas, Inc.'s ("SHWJ") purchase of stock of Petrol Industries, Inc. ("Petrol") and other transactions as set forth in the Stock Purchase Agreement between SHWJ and Petrol, dated March 30, 2005, as amended by the First Amendment to Agreement for Issuance and Sale of Common Stock (the "Agreement"), Petrol hereby agrees as follows:

  $ Prior to the Second Closing, Petrol will not conduct the business of the company except in the ordinary course consistent with prudent industry practice;

  $ Petrol will not make any material commitments with respect to the business of the company that obligates Petrol for any period prior to the Second Closing;

  $ Petrol will not issue any additional common stock of the company prior to the Second Closing other than stock issued to the Purchaser pursuant to the Agreement.

     Upon the request of SHWJ, Petrol hereby grants SHWJ permission to review the shareholder's list, profit and loss statements for the company for the last available six months (to the extent such statements exist), inventory list of equipment owned by the company and a list of all wells owned by the company.

     Upon execution of this letter agreement, SHWJ agrees to promptly provide Petrol a complete list of the wells for Wooldrigde Production and Four Star Production.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

     If the above correctly sets forth your understanding of our intentions during the interim between the First Closing and the Second Closing, please so indicate by executing the enclosed copy of this letter in the space provided below and returning it to the undersigned not later than 5:00 p.m. on May 4, 2005.


                                           Sincerely,

                                           PETROL INDUSTRIES, INC.


                                           S/Joseph M. Rodano


                                           Joseph M. Rodano



ACCEPTED AND APPROVED this  4th  day of May, 2005:


S/Joe Lanza
____________________________________
Joseph Lanza, President
SHWJ Oil & Gas, Inc.










p:\GHL\Corr\Joe Lanza 3-23-05

p:\GHL\Corr\Joe Lanza 3-23-05